UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2025
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2025, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) acted to appoint Arthur Starrs to serve as the Company’s President and Chief Executive Officer (“CEO”), effective as of October 1, 2025 (the “Effective Date”). The Board also acted to appoint Mr. Starrs as a member of the Board, also effective as of the Effective Date. The Board has not yet named Mr. Starrs to any committee of the Board.
Mr. Starrs, age 48, currently serves as the Chief Executive Officer of Topgolf International, Inc. (“Topgolf”), a premiere global sports entertainment company and subsidiary of Topgolf Callaway Brands Corp. He began serving in this role in 2021. Prior to joining Topgolf, Mr. Starrs was the Global Chief Executive Officer of Pizza Hut, a global pizza restaurant chain and division of Yum! Brands, from 2019 until 2021. Before assuming the role of CEO, he held positions as President, General Manager, Chief Financial Officer, and Vice President of Finance at Pizza Hut. Mr. Starrs also previously served on the Board of Directors for Grubhub, Inc. and currently serves as a board member for Five Iron Golf and Dine Brands Global, Inc. (the parent company of Applebee's Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® restaurants).
In connection with his appointment, Mr. Starrs executed an offer letter (the “Offer Letter”) with the Company that sets forth terms of his employment as the Company’s President and CEO. The Offer Letter provides for: (i) an annual base salary of $1,200,000; (ii) eligibility to participate in the health and welfare benefit plans and programs maintained by the Company for the benefit of its senior executive employees; and (iii) certain other perquisites, including a relocation package. In addition, beginning in 2026, Mr. Starrs is eligible to earn a cash incentive award with a target amount of 150% of his base salary under the Company’s Short-Term-Incentive Plan (STIP). Mr. Starrs will also be eligible to participate in the Company’s Long-Term Incentive Plan (LTIP). Beginning in February 2026, Mr. Starrs will receive annual LTIP individual grants valued at $6,500,000.
Mr. Starrs will also be covered by the Company’s Executive Severance Plan. Notwithstanding the terms of the Executive Severance Plan, (1) a “Covered Termination” as defined in the Plan will also include a termination of his employment as a result of his resignation for “Good Reason” as defined on Exhibit A attached to the Offer Letter and (2) any amendment that materially reduces or otherwise materially adversely impacts the amount and/or terms of his potential severance benefits set forth in the Executive Severance Plan in place as of the date of the Offer Letter (and including the adjustment described in (1)) will not be effective without his written consent. In addition, Mr. Starrs will enter into a standard form of Transition Agreement with the Company.
Under the Offer Letter, Mr. Starrs will also receive: (i) a one-time cash award of $2,000,000, which he will be required to repay if he voluntarily terminates his employment within 12 months of the Effective Date; (ii) a one-time equity grant consisting of restricted stock units with a grant date value of $4,500,000 (the “One-Time RSU Award”); and (iii) a pro-rated 2025 annual equity grant with an aggregate value of $1,625,000 (the “Pro-Rata 2025 RSU Award”). The One-Time RSU Award and the Pro-Rata 2025 RSU Award will vest in three equal annual installments beginning one year after the grant date, subject to continued employment. The terms and conditions of the One-Time RSU Award and the Pro-Rata 2025 RSU Award will be governed by the applicable award agreements and the Company’s incentive stock plan.
The Company’s employee and award agreements subject Mr. Starrs to certain non-competition and non-solicitation covenants and to compensation recovery to the extent required by applicable law, regulations and the Company’s policies.
The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, including Exhibit A to that Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Starrs does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
As previously disclosed, Jochen Zeitz, the current President and CEO of the Company and Chairman of the Board, notified the Board of his interest in retiring from the Company in 2025, subject to the appointment of a suitable successor. Accordingly, Mr. Zeitz has confirmed that he is retiring from his role as President and CEO and has resigned from the Board, in each case effective as of the Effective Date. Mr. Zeitz’s decision does not reflect any dispute or disagreement with the Company. Mr. Zeitz will remain an employee of the Company after the Effective Date through February 2026 and serve as a Senior Advisor to facilitate a smooth transition and provide knowledge transfer and strategic consulting services as may be requested by the Company from time to time. He will receive a nominal monthly stipend for such service rather than his current salary from October 2025 through February 2026, and any STIP payment to him for 2025 would be pro rated.
On July 30, 2025, the Board also acted to appoint Troy Alstead, a current member of the Board and the current Presiding Director of the Board, to succeed Mr. Zeitz as Chairman of the Board on the Effective Date.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated July 30, 2025, by and between Harley-Davidson, Inc. and Arthur Starrs
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: August 4, 2025	/s/ Paul J. Krause
Paul J. Krause
Secretary
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